Southern Company Services, Inc.
                           241 Ralph McGill Boulevard
                             Atlanta, Georgia 30308
                                  404-506-7146


                                 March 19, 2002


Securities and Exchange Commission
Washington, D.C.  20549

Ladies and Gentlemen:

Transmitted for filing is registration statement on Form 8-A of Mississippi Power Capital Trust II for registration of 1,400,000 7.20% Trust Originated Preferred Securities, pursuant to Section 12(b) of the Securities Exchange Act of 1934.


Sincerely,

MISSISSIPPI POWER CAPITAL TRUST II

By  Mississippi Power Company

/s/Wayne Boston

Wayne Boston
Assistant Secretary